SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 17, 2004

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22419	94-3177883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47266 Benicia Street, Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 354-0300

Item 5. Other Events.

On March 17, 2004, Cardima, Inc. announced that all of the warrants that it had issued on August 13, 2003, as well as a portion of the warrants issued on August 14 and 18, 2003, had been exercised for a total of 4,144,839 shares of common stock net . Net proceeds generated from the exercise of these warrants were approximately $3.1 million. Warrant exercise prices ranged from $0.7282 to $0.8375 per share.

A copy of the press release relating to the warrant exercise is attached as Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of Cardima, Inc. dated March 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2004

CARDIMA, INC.

By:	/s/ BARRY D. MICHAELS
Barry D. Michaels
Interim Chief Financial Officer and Secretary